EXHIBIT 21
United Western Bancorp, Inc. (d/b/a United Western Bancorp)
Subsidiaries of the Registrant
1.	United Western Bank — Organized Pursuant to a Federal Savings and Loan Charter

2.	Matrix Tower Holdings, LLC — Formed in Delaware

3.	Matrix Financial Services Corporation (d/b/a Matrix Home Loan Center, Matrix Capital Mortgage and Matrix Capital Mortgage Corporation) — Incorporated in Arizona

4.	Matrix Insurance Services Corporation — Incorporated in Arizona

5.	The Vintage Group, Inc. — Incorporated in Texas

6.	Vintage Delaware Holdings, Inc. — Incorporated in Delaware

7.	Sterling Trust Company — Incorporated in Texas

8.	MSCS Ventures, Inc. — Incorporated in Colorado

9.	UW Asset Corp. — Incorporated in Colorado

10.	Matrix Bancorp Trading, Inc. — Incorporated in Colorado

11.	First Matrix Investment Services Corp. (d/b/a First Matrix Investment Services) — Incorporated in Texas

12.	First Matrix, LLC — Organized in Colorado

13.	Matrix Funding Corp. — Incorporated in Colorado

14.	Equi-Mor Holdings, Inc. — Incorporated in Nevada

15.	New Century Academy Property Management Group, LLC — Organized in Arizona

16.	Community Development Funding I, LLC — Organized in Minnesota

17.	Charter Facilities Funding, LLC — Organized in Minnesota

18.	Charter Facilities Funding I, LLC — Organized in Minnesota

19.	Charter Facilities Funding II, LLC — Organized in Minnesota

20.	Charter Facilities Funding III, LLC — Organized in Minnesota

21.	Charter Facilities Funding IV, LLC — Organized in Colorado

22.	Charter Facilities Funding V, LLC — Organized in Colorado

23.	Charter Facilities Funding VI, LLC — Organized in Colorado

24.	Charter Facilities Funding VII, LLC — Organized in Colorado

25.	Charter Facilities Funding VIII, LLC — Organized in Colorado

26.	Charter Facilities Funding IX, LLC — Organized in Colorado

27.	Charter Facilities Funding X, LLC — Organized in Colorado

28.	Matrix Bancorp Capital Trust II — Organized Under Delaware Law

29.	Matrix Bancorp Capital Trust III — Organized Under Delaware Law

30.	Matrix Bancorp Capital Trust IV — Organized Under Delaware Law

31.	Matrix Bancorp Capital Trust V — Organized Under Delaware Law

32.	Matrix Bancorp Capital Trust VI — Organized Under Delaware Law

33.	Matrix Bancorp Capital Trust VIII- Organized Under Delaware Law